
SAFETY INSURANCE GROUP, INC.
100%
100%
SAFETY INSURANCE COMPANY
WHITESHIRTS MANAGEMENT CORPORATION
100%
100%
100%
SAFETY INDEMNITY INSURANCE COMPANY
SAFETY PROPERTY AND CASUALTY INSURANCE COMPANY
WHITESHIRTS ASSET MANAGEMENT CORPORATION